UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 19, 2013

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction

of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

In July 2013, Microsoft Corporation (the “Company”) announced a realignment of its organizational structure as part of its transformation to a devices and services company. The changes are intended to enable the Company to innovate with greater speed, efficiency, and capability. As a result of these changes, information that the Company’s chief operating decision maker (its chief executive officer) regularly reviews for purposes of allocating resources and assessing performance changed. Therefore, beginning in fiscal year 2014, the Company will report its financial performance based on the five reportable segments described below.

This Form 8-K provides a description of the new reporting structure and a summary of the effects of these changes on Microsoft’s historical segment results. The information contained in this Form 8-K is being furnished pursuant to Regulation FD in order to provide the financial community with summary financial information and historical data that is presented on a basis consistent with our new reporting structure. Beginning with the quarter ending September 30, 2013, our financial statements will reflect the new reporting structure with prior periods adjusted accordingly.

Devices and Consumer

Devices and Consumer (“D&C”) develops and markets products and services designed to entertain and connect people, increase personal productivity, help people simplify tasks and make more informed decisions online, and help advertisers connect with audiences. D&C revenue is generated from three segments:

•

D&C Licensing, comprising: Windows, including OEM and other non-volume licensing of the Windows operating system and related software (“Consumer Windows”); non-volume licensing of Microsoft Office for consumers (“Consumer Office”); Windows Phone, including related patent licensing; and certain other patent licensing revenue;

•

D&C Hardware, comprising: the Xbox 360 gaming and entertainment console and accessories, second-party and third-party video games, and Xbox LIVE subscriptions (“Xbox Platform”); Surface; and Microsoft PC accessories; and

•

D&C Other, comprising: Resale, including Windows Store, Xbox LIVE transactions, and the Windows Phone Marketplace; search advertising; display advertising; Subscription, comprising Office 365 Home Premium; Studios, comprising first-party video games; our retail stores; and certain other consumer products and services not included in the categories above.

Commercial

Our Commercial segments develop and market software and services designed to increase individual, team, and organization productivity and efficiency, and to simplify everyday tasks through seamless operations across the user’s hardware and software. Our Commercial segments are:

•

Commercial Licensing, comprising: server products, including Windows Server, Microsoft SQL Server, Visual Studio, System Center, and Windows Embedded; volume licensing of the Windows operating system (excluding OEM and other non-volume licensing of the Windows operating system) (“Commercial Windows”); Microsoft Office for business (“Commercial Office”), including Exchange, SharePoint, and Lync; Microsoft Dynamics business solutions, excluding Dynamics CRM Online; and Skype; and

•

Commercial Other, comprising: Enterprise Services, including Premier product support services and Microsoft Consulting Services; Online Services, comprising Office 365 (excluding Office 365 Home Premium), other Microsoft Office online offerings, and Dynamics CRM Online; Windows Azure; and certain other commercial products and online services not included in the categories above.

Corporate and Other includes adjustments to conform our internal accounting policies to U.S. GAAP and corporate-level activity not specifically attributed to a segment. Significant internal accounting policies that differ from U.S. GAAP relate to revenue recognition, income statement classification, and depreciation.

Recast segment and segment group financial results

The following tables provide recast segment revenue and gross margin, and segment group operating expenses and operating income for the years ended June 30, 2013 and 2012. The recasting of previously issued financial information does not represent a restatement of previously issued financial statements and does not affect our reported net income, earnings per share, total assets, or stockholders’ equity for any of the previously reported periods.

(In millions)
Year Ended June 30,		2013	2012
Revenue
Devices and Consumer	Licensing	$19,021	$19,495
	Hardware	6,461	6,740
	Other	6,618	6,203

	Total	$32,100	$32,438
Commercial	Licensing	$39,686	$37,126
	Other	5,660	4,644

	Total	$45,346	$41,770
Corporate and Other		403	(485)

Consolidated		$77,849	$73,723

(In millions)
Year Ended June 30,		2013	2012
Gross margin
Devices and Consumer	Licensing	$17,044	$17,240
	Hardware	956	2,495
	Other	2,046	1,998

	Total	$20,046	$21,733
Commercial	Licensing	$36,261	$34,463
	Other	921	579

	Total	$37,182	$35,042
Corporate and Other		372	(582)

Consolidated		$57,600	$56,193

(In millions)
Year Ended June 30,	2013	2012
Operating expenses
Devices and Consumer	$10,625	$15,682
Commercial	16,050	15,064
Corporate and Other	4,161	3,684

Consolidated	$30,836	$34,430

(In millions)
Year Ended June 30,	2013	2012
Operating income
Devices and Consumer	$9,421	$6,051
Commercial	21,132	19,978
Corporate and Other	(3,789)	(4,266)

Consolidated	$26,764	$21,763

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: September 19, 2013	/s/ FRANK H. BROD
Frank H. Brod
Corporate Vice President, Finance and Administration; Chief Accounting Officer